UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2015, Kandi Technologies Group, Inc. (the “Company”) held its Annual Meeting of Shareholders for the fiscal year ended December 31, 2014. A quorum was present at the meeting as required by the Bylaws of the Company. The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected as the Board of Directors of the Company to serve as directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. No broker Non-votes are counted.

	Votes Cast
Nominees	For	Withheld
Hu Xiaoming	16,367,043	75,867
Wang Cheng (Henry)	16,323,243	119,667
Qian Jingsong	16,356,673	86,237
Ni Guangzheng	16,315,443	127,467
Jerry Lewin	16,245,268	197,642
Henry Yu	16,365,764	77,146
Chen Liming	16,356,113	86,797

Proposal 2: Amendment to the 2008 Omnibus Long-term Incentive Plan to Increase 9,000,000 Shares Available for Issuance

The shareholders approved the amendment to the Company’s 2008 Omnibus Long-term Incentive Plan to increase 9,000,000 shares available for issuance thereunder. No broker Non-votes are counted.

For	Against	Abstain
15,659,694	750,575	32,641

Proposal 3: Ratify AWC (CPA) Limited as Independent Auditor

The shareholders ratified the appointment of AWC (CPA) (f/k/a: Albert Wong & Co.) as the Company’s independent auditor for the fiscal year ended December 31, 2015.

For	Against	Abstain
34,177,873	630,527	187,843

Proposal 4: Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. No broker Non-votes are counted.

For	Against	Abstain
16,011,505	300,468	130,937

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: May 21, 2015	By:/s/ Hu Xiaoming
Name: Hu Xiaoming
Title: Chief Executive Officer